Exhibit 10.4
Time-Based Form – Director RSU Grant

CSS INDUSTRIES, INC.

2013 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT

This RESTRICTED STOCK UNIT GRANT, dated as of _______ __, 20__ (the “Date of Grant”), is delivered by CSS Industries, Inc. (the “Company”) to _______________ (the “Grantee”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined to grant to the Grantee, as a non-employee member on the Board, restricted stock units that will be convertible into shares of common stock of the Company, par value $0.10 per share, (the “Company Stock”) if certain terms and conditions are met; and

WHEREAS, the Board has determined that the restricted stock units granted to the Grantee shall be issued under the CSS Industries, Inc. 2013 Equity Compensation Plan (the “Plan”) and the terms and conditions of such restricted stock units shall be memorialized in this Restricted Stock Unit Grant (the “Grant”).
NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:
1.     Grant of Stock Units. Subject to the terms and conditions set forth in this Grant and the Plan, the Board hereby grants to the Grantee ______ stock units (collectively, the “Restricted Stock Units”). The Restricted Stock Units will become vested and convertible into shares of Company Stock if, and only to the extent that, the vesting conditions set forth in Paragraph 3 of this Grant are satisfied. Each Restricted Stock Unit shall be a phantom right and shall be equivalent to one share of Company Stock on the Redemption Date (as defined in Paragraph 4 below).
2.     Restricted Stock Unit Account. The Company shall establish and maintain a Restricted Stock Unit account as a bookkeeping account on its records (the “Restricted Stock Unit Account”) for the Grantee and shall record in such Restricted Stock Unit Account the number of Restricted Stock Units granted to the Grantee pursuant to this Grant. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this Grant or the Restricted Stock Unit Account established for the Grantee.

3.    Vesting.
(a)    Except as provided in subparagraph (b) below, the Restricted Stock Units shall become vested on _____ __, 20__ (the “Vesting Date”), provided the Grantee continues to be Employed by, or providing services to, the Employer (as defined in the Plan) from the Date of Grant through the Vesting Date.
(b)    Notwithstanding subparagraph (a) above, if while the Grantee is Employed by, or providing services to, the Employer, but prior to the Vesting Date, there is a Change of Control (as defined in the Plan), the unvested Restricted Stock Units shall become fully vested on the date of the Change of Control (the “Change of Control Date”).
(c)    If at any time prior to the first to occur of the Vesting Date or Change of Control Date, the Grantee ceases to be Employed by, or providing services to, the Employer for any reason or no reason, all of the Restricted Stock Units subject to this Grant will be immediately forfeited and the Grantee shall have no rights with respect to the redemption of any portion of such forfeited Restricted Stock Units.
4.    Redemption. The Grantee shall be entitled to receive a distribution with respect to the Grantee’s vested Restricted Stock Units that are credited to the Grantee’s Restricted Stock Unit Account pursuant to this Grant on the first vesting date as provided in Paragraph 3, which is the earlier of (i) the Vesting Date or (ii) the Change of Control Date. The date on which the vested Restricted Stock Units credited to the Restricted Stock Unit Account are distributable to the Grantee pursuant to the immediately preceding sentence is referred to as the “Redemption Date”. On, or within thirty (30) days following, the Redemption Date, all Restricted Stock Units that have become vested pursuant to Paragraph 3 will be redeemed and converted to an equivalent number of shares of Company Stock, and the Grantee shall receive a single sum distribution of such shares of Company Stock, which shall be issued under the Plan. Any Restricted Stock Units not vested because of the failure to satisfy the vesting conditions are forfeited as described in Paragraph 3 above.
5.    Dividend Equivalents. Should any dividend, other than in shares of Company Stock, be declared and paid with respect to the shares of Company Stock during the period between the Date of Grant and the earlier of (a) the Redemption Date or (b) the date on which the Restricted Stock Units credited to the Grantee’s Restricted Stock Unit Account are forfeited, the Company shall credit to a dividend equivalent bookkeeping account (the “Dividend Equivalent Account”) the value of such dividends that would have been paid if the outstanding Restricted Stock Units credited to the Grantee’s Restricted Stock Unit Account at the time of the declaration of the dividend were outstanding shares of Company Stock. At the same time that the corresponding

Restricted Stock Units, if any, are converted to shares of Company Stock and distributed to the Grantee as set forth in Paragraph 4, the Company shall pay to the Grantee a lump sum cash payment equal to the value of the dividends credited to the Grantee’s Dividend Equivalent Account that correspond to such Restricted Stock Units that have become vested; provided, however, that any dividend equivalents that were credited to the Grantee’s Dividend Equivalent Account that are attributable to Restricted Stock Units that have been forfeited as provided in Paragraph 3 above shall be forfeited and not be payable to the Grantee. No interest shall accrue on any dividend equivalents credited to the Grantee’s Dividend Equivalent Account.
6.    Change of Control. Except as provided in Paragraph 3(b) above, the provisions set forth in the Plan applicable to a Change of Control shall apply to the Restricted Stock Units, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable.
7.    Acknowledgment by Grantee. By accepting this Grant, the Grantee acknowledges that with respect to any right to redemption pursuant to this Grant, the Grantee is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Grantee hereby covenants for himself or herself, and anyone at any time claiming through or under the Grantee not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also hereby acknowledges and agrees that the Grantee will indemnify the Employer (as defined in the Plan) and hold the Employer free and harmless of, from and against any and all losses, damage, obligation or liability, and all costs and expenses (including reasonable attorneys’ fees) incurred in connection therewith, which may be suffered or incurred on account or by reason of any act or omission of the Grantee or the Grantee’s heirs, executors, administrators, personal representatives, successors and assigns in breach or violation of the provisions of the Plan or the agreements of the Grantee set forth herein. The Grantee also acknowledges receipt of a copy of the Plan and agrees to be bound by the terms of the Plan and this Grant. The Grantee further agrees to be bound by the determinations and decisions of the Board with respect to this Grant and the Plan and the Grantee’s rights to benefits under this Grant and the Plan, and agrees that all such determinations and decisions of the Board shall be binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under this Grant and the Plan on behalf of the Grantee.
8.    Restrictions on Issuance or Transfer of Shares of Company Stock.
(a)    The obligation of the Company to deliver shares of Company Stock upon the redemption of the Restricted Stock Units shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Company Stock pursuant to this Grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
(b)    As a condition to receive any shares of Company Stock on the Redemption Date, the Grantee agrees to be bound by the Company’s policies regarding the transfer of the shares of Company Stock and understands that there may be certain times during the year in which the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares of Company Stock.
(c)    As soon as administratively practicable following the Redemption Date, a certificate representing the shares of Company Stock that are redeemed shall be issued to the Grantee.
9.    Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Grant and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Grant, capitalized terms used in this Grant shall have the meanings set forth in the Plan. This Grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Board shall have the authority to interpret and construe this Grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of this Grant is the Grantee’s agreement to be bound by the interpretations and decisions of the Board with respect to this Grant and the Plan.
10.    No Rights as Stockholder. The Grantee shall not have any rights as a stockholder of the Company, including the right to any cash dividends (except as provided in Paragraph 5), or the right to vote, with respect to any Restricted Stock Units, unless and until the Restricted Stock Units are redeemed to shares of Company Stock, in which case such rights shall only apply after the Redemption Date.

11.    No Rights to Continued Employment or Service. This Grant shall not confer upon the Grantee any right to be retained in the employment or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.
12.    Assignment and Transfers. No Restricted Stock Units awarded to the Grantee under this Grant may be transferred, assigned, pledged, or encumbered by the Grantee and a Restricted Stock Unit shall be redeemed during the lifetime of the Grantee only for the benefit of the Grantee. Any attempt to transfer, assign, pledge, or encumber the Restricted Stock Unit by the Grantee shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Grant may be assigned by the Company without the Grantee’s consent.
13.    Taxation; Withholding. The distribution of shares of Company Stock and payment of dividend equivalents to the Grantee pursuant to this Grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof. All obligations of the Company under this Grant shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if required by applicable law. The Grantee is solely responsible for the satisfaction of all taxes that may arise in connection with the Restricted Stock Units and dividend equivalents granted pursuant to this Grant.
14.    Effect on Other Benefits. The value of shares of Company Stock distributed with respect to the Restricted Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Company or any other Employer. Neither shall such value be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.
15.    Applicable Law; Entire Agreement. The validity, construction, interpretation and effect of this Grant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof. This Grant sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated except by a writing signed by the Grantee and the Company. This Grant and any undertakings and indemnities delivered hereunder shall be binding upon and shall inure to the benefit of the Grantee and the Grantee’s heirs, distributees and personal representatives and to the Company, its successors and assigns.
16.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Secretary at the Company’s corporate headquarters, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll records of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
17.    Section 409A of the Code. This Grant is intended to be exempt from the requirements of section 409A of the Code in reliance on the short-term deferral exception under section 409A of the Code. Notwithstanding the foregoing, if any Restricted Stock Units or dividend equivalents are subject to the requirements of section 409A of the Code it is intended that this Grant comply with the requirements of section 409A of the Code with respect to such Restricted Stock Units and dividend equivalents and this Grant shall be interpreted and administered to avoid any penalty sanctions under section 409A of the Code, including, any payment on “separation from service” or “change of control” shall only be paid on the occurrence of such to the extent that such “separation from service” or “change of control” qualifies as such under section 409A of the Code and its corresponding regulations. If any distribution cannot be provided or made at the time specified herein, then such distribution shall be provided in full at the earliest time thereafter when such sanctions cannot be imposed. In no event may the Grantee, directly or indirectly, designate the calendar year of distribution.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant effective as of the Date of Grant.

ATTEST	CSS INDUSTRIES, INC.

(Corporate Seal)

_________________________	By: ______________________________

I hereby accept the grant of Restricted Stock Units described in this Restricted Stock Unit Grant. I have read the terms of the Plan and this Restricted Stock Unit Grant, and agree to be bound by the terms of the Plan and this Restricted Stock Unit Grant and the interpretations of the Committee with respect thereto.

ACCEPTED:

By: ______________________________
[Name] (Grantee)

7